UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2020

MasterCraft Boat Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Cherokee Cove Drive Vonore, Tennessee		37885
(Address of Principal Executive Offices)		(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Performance Stock Unit Awards

On July 16, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MasterCraft Boat Holdings, Inc. (the “Company”) granted performance stock units (“PSUs”) under the Company’s 2015 Incentive Award Plan (the “2015 Plan”) to certain of the Company’s officers, including its named executive officers, effective July 16, 2020 (the “Supplemental PSUs”).

The Committee granted the Supplemental PSUs to attract and motivate key employees at a time when existing PSUs granted in fiscal 2019 and fiscal 2020 (the “Existing PSUs”) are not currently projected to achieve minimum performance goals due to the unprecedented effects of the current and ongoing COVID-19 pandemic.  The Committee believes that the loss of two years of PSU awards could harm motivation, morale and performance, which would not be beneficial to the Company or its shareholders.  In addition, this supplemental grant aligns management with the objectives of shareholders and importantly acts as a retention incentive.  It further believes that setting forward-looking targets aligns with its pay-for-performance strategy and would incentivize performance better than alternatives such as applying positive discretion and increasing awards pursuant to the Existing PSUs or in granting new one-time restricted stock awards to key employees.

The Committee’s commitment to sound and shareholder-friendly practice was important when designing the Supplemental PSUs.  To that end, the Supplemental PSUs are capped at 90% of the Existing PSUs original fair value.  In addition, the number of shares issuable upon satisfaction of the performance criteria set forth below will be capped at 100% of target and reduced for any shares issuable upon satisfaction of the performance criteria pursuant to the Existing PSUs.

As described further below, the Supplemental PSUs can be earned based upon performance, over a two-year period, of specified key strategic initiatives that should drive long term shareholder value; market share, Customer Satisfaction Index (“CSI”) results and dealer inventory turnover metrics, as well as a total shareholder return (“TSR”) modifier during the performance period.

After consulting with outside compensation advisors and outside legal counsel, reviewing market data and benchmarking expected relative compensation to the market data, the Committee believes that the foregoing approach effectively achieves the important goals of attracting and motiving key employees in the face of unprecedented uncertainty and increased workload created by COVID-19, cultivating a pay-for-performance culture, and aligning the Company’s leadership with the goal of increasing shareholder value.

The number of PSUs that a grantee earns for the performance period will be determined by multiplying the target award by the product of (i) the Composite Payout Percentage and (ii) the Relative TSR Modifier. The “Composite Payout Percentage” is calculated based on the Company’s Total Market Share Percentage, Total CSI Percentage and Total Dealer Inventory Turnover Percentage (each as defined in the award agreement, a form of which is attached hereto as Exhibit 10.1 (the “Award Agreement”)). Following the determination of the Company’s achievement with respect to the Composite Payout Percentage for the Performance Period, the vesting of each award will be subject to adjustment based upon the application of Relative TSR Modifier. Depending on Company TSR relative to Performance Comparison Group TSR (as defined in the Award Agreement), the number of PSUs subject to vesting pursuant to each award can be modified as follows:

Relative TSR Level	Relative TSR Modifier

25th percentile or less	-20%

50th percentile	0%

75th percentile	20%

The “Performance Period” for the Supplemental PSUs is a two-year period commencing July 1, 2020 and ending June 30, 2022.

The table below sets forth the number of PSUs awarded to the Company’s named executive officers by the Committee:

Executive/Title	Number of PSUs Granted (# of shares)

Fred Brightbill Chief Executive Officer	16,222

Tim Oxley Chief Financial Officer	7,584

Jay Povlin President, NauticStar	5,516

The foregoing summary of the Award Agreement is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this report:

Exhibit Number	Description

10.1	Form of Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCRAFT BOAT HOLDINGS, INC.

Dated: July 22, 2020	/s/ Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary